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                                                                   EXHIBIT 10.20

                                                                          [LOGO]
                                                                         Lombard
                                                                Network Services

                             MASTER RENTAL AGREEMENT

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                                                        Agreement Number AG 2198

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                              MASTER RENTAL AGREEMENT

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Arrangement Fee:                                                       Start
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Date:
      ---------------                                                  (to
be completed by us)

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                                    THE PARTIES

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THE LESSOR

Lombard Network Services Limited, Lombard House, Waterfront Business Park, Elstree Road, Elstree, Herts WD6 3BS
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THE LESSEE

Name    Arbinet theXchange Limited

Address 12/18 Paul Street

            London
Post Code   EC2A 4JH

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SIGNED FOR AND ON BEHALF OF THE                                    SIGNED FOR
AND ON BEHALF OF THE
             LESSEE
LESSOR

  /s/ Peter F. Pastorelle   Authorized signatory        /s/ L. Capocci           Authorized signatory
--------------------------                           --------------------------
Name: Peter F. Pastorelle                            Name:  L. Capocci
      --------------------                                  -------------------
Title: VP Finance                                    Title: Credit & Contract Manager

Date: May 11, 2001                                   Date: 18.5.01

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1.   Definitions

     In this Agreement and each Rental Agreement:

1.1  the following terms have the following meanings:

     "Agreement" means these Terms and Conditions.

     "Charges" means rentals and any other charges and sums due from you to us under any one or more Rental Agreements, including any applicable VAT and any similar or other taxes and duties.

     "Equipment" means the computer hardware, software and other products described in each Rental Agreement.

     "Lessee" or "you" means the legal entity designated above as the Lessee.

     "Lessor" or "we" means Lombard Network Services Limited.

     "Location" means your premises as specified in Clause 5.1.

     "Rental Term" means the period of rental stated in each Rental Agreement for the Equipment specified in that Agreement.

     "Rental Agreement" has the meaning given in Clause 2.3.

     "Rentals" means the rentals stated in each Rental Agreement for the Equipment specified in that Agreement.

     "Subsidiary" and "holding company" have the meanings given in section 736 of the Companies Act 1985.

1.2 References to the words "includes" and "including" shall be construed without limitation to the generality of the proceeding words.

2.   Scope of Agreement

2.1 This Agreement sets out the procedures and terms which will apply to the renting of Equipment by us to you from time to time and the provision by us of any services in relation to rented Equipment.
2.2 Following receipt from you of a request for us to quote for the rental of specific Equipment and our acceptance to issue a quotation we will prepare and issue to you as soon as reasonably practicable an invitation (described as "the Quotation") for you to offer to rent that Equipment from us. Each Quotation will specify in a Schedule the specific Equipment, Rentals and other Charges, Rental Term, any services referred to in Clause 2.4 and any other supplementary terms for that Equipment, and its validity period.
2.3 No Rental Agreement for the Equipment specified in any Quotation will exist or be legally binding unless and until you return that Quotation unchanged and signed by you within the validity period of that Quotation and we have accepted and countersigned that Quotation signed by you following its receipt from you. Upon the date of our countersignature of a Quotation that Quotation shall be deemed to be a Rental Agreement attached to this Agreement.
2.4 If you elect to obtain from us any service relating to the Equipment under any Service Appendix attached to a Rental Agreement those services will be provided under the terms of that Appendix and the then current Services Schedule referenced in the Appendix, which will form part of that Rental Agreement. A copy of the Services Schedule will be supplied at any time you first elect to obtain services under any Rental Agreement entered into pursuant to this Agreement and the terms of that Service Schedule will apply to all services provided by us in relation to any Equipment rented to you unless we notify you to the contrary.
2.5 We and you agree that the provisions of each Schedules of a Quotation and the other provisions of this Agreement will form a separate Rental Agreement for the Equipment specified in that Schedule. However any breach of the provisions of that Rental Agreement will be deemed to be a breach of all other Rental Agreements in force between you and us. If there is any conflict or inconsistency between a Schedule and the terms of this Agreement, then the latter will prevail to the extent of such conflict or inconsistency only.
2.6 We may, upon prior written notice, change the terms and conditions of this Agreement, The changes will apply to all new Rental Agreements entered into on or after the effective date of change.

3.   Renting of Equipment

     We agree to rent to you and you agree to take on rental the Equipment listed in each Rental Agreement for the Rental Term and at the Rentals specified in that Rental Agreement, subject to the terms and conditions of that Agreement.

4.   Delivery and Inspection

4.1 Where the Equipment is to be delivered to you, either by us or the supplier, you agree to inspect the Equipment on delivery and accept the Equipment only if it is satisfactory. You will promptly notify us if any of the Equipment is not satisfactory and you will comply with our instructions regarding that unsatisfactory Equipment. If we have not received any notice to the contrary within 7 days after the delivery we are entitled to assume that you have accepted the Equipment as being satisfactory in every way.
4.2 You agree to sign, on our request, an acceptance certificated for the delivered Equipment that is satisfactory. You will be treated as having signed that certificate if after delivery you fail to notify us in accordance with Clause 4.1 that the Equipment is not satisfactory or when that Equipment is first put into operational use, whichever is the earlier.
4.3 You may not cancel or defer the delivery of any Equipment after you have returned the Quotation signed by you without our written approval, which may be subject to your payment of cancellation and other charges as notified by us.

5.   Equipment Location

5.1 You must keep the Equipment in your possession at all times at your premises specified in the Rental Agreement for that Equipment or at any other premises within the United Kingdom occupied by you which you notify us from time to time will be the usual location for that Equipment.
5.2 You must not take or use the Equipment outside of the United Kingdom without our prior written consent, except as permitted by Clause 5.3. use of the Equipment outside of the United Kingdom will be at your risk and expense.
5.3 Portable type Equipment may be taken outside of the Location and outside the United Kingdom for use in the normal course of your business without our consent.

6.0  Charges

6.1  You shall pay to us:
     a) the Rentals specified in each rental Agreement by the dates stated in that Agreement, and
     b) all other charges, including any arrangement fee, which become due from time to time, within 20 days of the invoice date for those Charges.
6.2 The Rental shall be paid by direct debit unless otherwise agreed by us and you agree to return a signed direct debit mandate within 7 days of signature of this Agreement.
6.3 If any Charge is unpaid for 10 days after the due date for payment, then without prejudice to any other right or remedy, interest shall be charged at the rate of 4% above the National Westminster Bank base rate from time to time on the amount outstanding, calculated on a daily basis from the original due date until paid in full and compounded annually. If not paid within 10 days of demand, interest will be added to the amounts overdue and will itself bear interest from the date of demand until payment in full.
6.4 The Rentals for the Equipment will remain fixed for the Rental Term of that Equipment, subject to the provisions of Clause 20.6.
6.5  You will pay us on demand our charges for:
     a) at your request, either amending the terms of any Rental Agreement or providing additional services, and
     b) reminding you about or dealing with any failure by you to comply with the terms of any Rental Agreement.

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          Details of these charges are available on request and will be notified to you before you are charged.
6.6 Punctual payment of all Charges is of the essence of this Agreement and each Rental Agreement.
6.7 Charges shall not be subject to any abatement, reduction, set-off defence or counterclaim for any reason.

7.   Use of the Equipment

     You must at your own expense:

     a) operate and use the Equipment in accordance with the manufacturer's instructions and recommendations, using competent operators;
     b)   keep the Equipment properly protected from damage or loss;
     c) give our representatives timely and reasonable access, during your normal business hours, to inspect the Equipment, check compliance by you with your obligations of use under the Rental Agreement, and service any Equipment for which we are responsible for servicing and maintaining;
     d) not use or permit the Equipment to be used unlawfully or for any unlawful purpose;
     e) make and update regularly backup copies of any data and software used on the Equipment;
     f) not make any change (by alteration, addition or otherwise) to the Equipment without obtaining our written approval, which will not be unreasonably withheld;
     g)   not remove, alter or obscure any ownership notice on the Equipment;
     h)   keep the Equipment in good condition and working order; and
     i) ensure that the Equipment remains personal and moveable property, even if fixed to land or buildings, and make sure that every person who has an interest in any land or buildings to which the Equipment is fixed gives us a written waiver of any right to that Equipment and a permission to enter the land or buildings and remove-that Equipment.

8.   Insurance, Loss, Damage

8.1 If you do not elect to insure the Equipment under an insurance scheme introduced by us then, unless otherwise agreed by us, you must comprehensively insure the Equipment against all insurable risks, including loss and damage from any cause for at least the greater from time to time of:
     a) the total of the Rentals shown in the Rental Agreement for that Equipment less the sum of Rentals already paid; and
     b)   the full replacement value of that Equipment,

     in each case from the time that Equipment is delivered to you until the Equipment is either returned to or repossessed by us following termination of the applicable Rental Agreement. You will also insure us and you against any liability to others caused by the Equipment, including injury, death, and physical damage to or loss of property.

8.2 You shall make sure our interest is noted on the insurance policy and, on our request, produce within 7 days of the commencement date of the Rental Term and on each renewal or replacement of the policy a certificate of insurance and a copy of the current premium receipt. If you fail to insure in accordance with Clause 8.1 we may do so and you will repay our costs and expenses (including premiums) on demand.
8.3 You must notify us and the insurers immediately of any incident involving the Equipment. Following any incident involving the Equipment you shall, if we so request, assign to us all of your rights, claims and interests under the insurance policy, and you hereby agree that on the date of receipt of that request you will be deemed to have irrevocably appointed us to receive all insurance proceeds and to negotiate with the insurers in respect of the claim.
8.4 If the Equipment is lost, stolen, destroyed or so damaged that in the insurer's opinion they cannot be economically repaired (a "Total Loss") you will pay for the replacement of the Equipment, but in respect of any other damage which is not a Total Loss you will pay for the costs of repairing and restoring the Equipment to good working order. Unless otherwise agreed, you will pay to us any sum received under insurance of the Equipment and we may set that sum against any amounts owed to us under any Rental Agreement and we shall refund to you any excess of that sum received.
8.5 Unless otherwise agreed by us, you shall continue to pay the Rentals in full while any Equipment is being repaired. If the Equipment is a Total Loss the Rental Agreement for that Equipment will terminate automatically and you will immediately pay us ail arrears of Rental and other sums due. If you do not enter into a new Rental Agreement for replacement Equipment within 30 days of the Total Loss occurring you will also pay to us the balance of the Rentals for that Equipment which would but for termination have been payable from the date of termination to the end of the Rental Term, less a discount on that balance calculated at the rate of 2% below National Westminster Bank base rate applying at the commencement date of the Rental Term for that Equipment to reflect the early payment of the balance.

9.   Upgrades

9.1 You may elect on written notice to us to upgrade all or part of the Equipment at any time during the Rental Term on condition that new replacement equipment will be leased from us under this Agreement.
9.2 In order to upgrade to new equipment you must first terminate the Rental Agreement for the Equipment to be upgraded by payment to us of:
     a) all sums due in respect of that Equipment up to the date of our receipt of notice of your election to upgrade; and
     b) the balance of the Rentals for that Equipment less a discount on the balance, calculated at 2% below National Westminster Bank base rate applying at the commencement date of the Rental Term for that Equipment to reflect the early payment of that balance.
9.3 You will sign a new Rental Agreement for the upgraded Equipment detailing the Rentals and Rental Term for that Equipment.

10.  Extension of Rental Term

     The Rental Term of a Rental Agreement may be extended beyond the initial Rental Term if you are not in Default, as defined in Clause 11, subject to our prior written agreement of the Rentals for and duration of the extension period, but otherwise that Rental Agreement will continue on the same terms.

11.  Termination by Default

11.1 A default by you shall arise if any of the following events occur:
     a) you fail to pay any Charges due under any Rental Agreement on or before its due date;
     b) you are in breach of any other term of any Rental Agreement, undertaking or representation made by you and do not remedy that breach, if capable of remedy, within 14 days of receiving a written request to do so from us;
     c) you default in payment of any sum due or commit any other breach under any agreement you may have with our holding company or any subsidiary of that holding company or us;
     d)   there is a petition for a bankruptcy order presented against you;
     e) an application is made for an interim order against you under the Insolvency Act 1986;
     f)   you call a meeting of or come to any arrangement with your creditors;
     g) there is a receiving order made against you or there is a petition for winding up or an administration order presented against you;
     h) you pass a resolution for winding up (voluntary or otherwise) or have a receiver or administrative receiver appointed;
     i)   you cease to trade;
     j) you do or suffer anything which will or may jeopardise our rights in the Equipment, including if the Equipment is seized by any third party; or

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     k)   if you are a limited company or a partnership and you cause or allow any change in your control (as defined in section 840 of the Income and Corporation Taxes Act 1988), other than by a solvent reconstruction or amalgamation.
11.2 If a Default occurs we may take any one or more of the following actions:
     a) terminate this Agreement and/or the renting of Equipment under all or any Rental Agreements in whole or in part as we decide at our sole discretion;
     b) recover all Rentals and other Charges due up to and including the date of expiry of the Rental Term, together with interest;
     c) pursue any remedy otherwise available at Law, including the recovery of damages for breach.
11.3 The renting under the Rental Agreement terminates automatically and we may (whether by repossessing the Equipment or otherwise) terminate that Rental Agreement if you repudiate it. You will be treated as having repudiated a Rental Agreement if you fail for more than 28 days to pay any Rental or other Charges due under that Rental Agreement or you commit any breach of Clauses 8, 13.2, 13.3 or 19.1 or fail more than 14 days after a request from us to remedy any other breach of that Rental Agreement.
11.4 You must immediately pay us in relation to each Rental Agreement for which the renting of Equipment is terminated (together with VAT):
     a)   all arrears of Rentals and other Charges due; and
     b) the balance of all Rentals which would but for termination have become payable from the date of termination to the end of the Rental Term.

12.  Return of the equipment on termination

12.1 You will notify us not later than 90 days before the expiry of the Rental Term of each Rental Agreement if you intend to allow the Rental Agreement to terminate on such expiry date and return the Equipment and not seek an extension of the Rental Term. If you fail to give us that information before expiry of that notice period you agree to pay us an amount equal to two months of Rental. If the Rental Term is extended beyond the initial Rental Term then the period of notice to be given to us will be not less than 90 days.
12.2 On the expiry of the Rental Term or earlier termination of each Rental Agreement or the renting under it for any reason:
     a) you must at your expense promptly return the Equipment which is rented under that Agreement (including all cables, manuals and accessories) in good condition (fair wear and tear excluded) to us at such address in the United Kingdom as we may designate; if you fail to return the Equipment or wish us to collect the Equipment you will pay us our collection costs and expenses;
     b) we may retake possession of that Equipment wherever it may be if you do not return it and you authorise our representatives to enter any of your premises for that purpose;
     c) you will pay any costs and expenses incurred by us to restore that Equipment to good condition, such costs and expenses to include repair and the replacement of missing or damaged parts and inspection and the erasure of any of your confidential information which remains stored in the Equipment;
     d)   we may dispose of that Equipment as we consider appropriate; and
     e) our consent to your possession of that Equipment terminates immediately and you will have no further right or interest in that Equipment unless the Rental Term is extended under Clauses 10 or 12.4.
12.3 For the purposes of Clause 12.2 "good condition" includes free from exterior and interior damage, including damaged casings, boards and drives and "fair wear and tear" includes natural discolouration of the Equipment, casings and cables.
12.4 If you do not return any Equipment in accordance with Clause 12.2 the Rental Term for that Equipment will be automatically extended on a month by month basis until the end of the calendar month in which that Equipment is returned to or repossessed by us and you will continue to pay the Rentals for each of those months at the same rates previously applying.

13.  Ownership

13.1 Title to the Equipment will not pass to you at any time. You have no rights or interest in the Equipment except as specified in each Rental Agreement.
13.2 You must not sublet the Equipment or change the Location without our written consent. No sublet or relocation will relieve you from your obligations under a Rental Agreement.
13.3 You must not sell, offer for sale, assign, mortgage, charge, pledge, hire out, loan or part with possession of the Equipment or any interest in them, or any part.

14.  Software

     All software forming part of the Equipment supplied to you under each Rental Agreement is provided subject to the licensing conditions and restrictions of the software manufacturer or supplier, details of which shall be made available on request, if not already supplied at the time of delivery of the Equipment. You must observe and comply with these licensing conditions, including any restrictions on the use, copying and transfer of the software.

15.  Confidentiality

15.1 You and we each agree to keep in the strictest confidence and not disclose to any third party which is not an affiliate or use for any purpose (other than in connection with this Agreement and any existing or proposed Rental Agreement) any information relating to the other's business which is marked "confidential" or is clearly by its nature confidential without the disclosing party's written consent.
15.2 The obligations in Clause 15.1, which will continue after termination of this Agreement or any Rental Agreement, will not apply to information which is or comes into the public domain for reasons not due to the default of the recipient or is lawfully received from a third party without restriction. Each of us may disclose the other's confidential information to our employees, agents, contractors and professional advisors on a need to know basis and to others having a legal right or duty to know that information.

16.  General Indemnity

     You shall indemnify us against:

     a) any breach by you of the terms, conditions, undertakings and representations contained in this Agreement and each Rental Agreement;
     b) any liability or loss (including legal costs on a full indemnity basis) arising from your possession and use of the Equipment, including injury, death, physical damage or loss to persons or property, except to the extent we are expressly liable under the terms of this Agreement or any Rental Agreement; and
     c) any costs and expenses incurred by us in enforcing this Agreement or any Rental Agreement or in protecting our rights and interests under those Agreements and in the Equipment.

17.  Our Warranties

17.1 We warrant that we will not interfere with your quiet enjoyment of the use of the Equipment so long as you are complying with all of the terms of this Agreement and each Rental Agreement.
17.2 Where Equipment is identified in any Rental Agreement to be subject to our limited defects warranty, we warrant that such Equipment will be in good working order for a period of 90 days from the date of delivery to you. Our sole responsibility under this warranty will be, at our option and expense, to repair or replace the defective Equipment or refund the Rentals paid by you for that Equipment and terminate the Rental Agreement in relation to that Equipment.
17.3 We will transfer to you, on our terms and to the extent we are permitted, the benefit of any manufacturer's or supplier's express warranties we receive about the relating to those warranties will be made by you directly against the manufacturer or supplier unless otherwise greed by us.
17.4 You are responsible for determining that the Equipment meets your needs, including ensuring that the Equipment is Year 2000 and Euro compliant, notwithstanding any advice or recommendation given by us. We do not warrant that the operation of any Equipment will be uninterrupted or fault free.
17.5 The express obligations and warranties given by us in this Agreement and in each Rental Agreement are in lieu of and to the exclusion (to the fullest extent permitted by law) of any other warranty, condition, term or undertaking, express or implied, statutory or otherwise relating to anything supplied or services provided under or in connection with this Agreement and any Rental Agreement including without limitation as to the quality and fitness for purpose of the Equipment or any part.

18.  Limitation of liability

18.1 We accept liability to the extent that it results from our negligence and that of our employees, agents and contractors for:
     (a)  death or personal injury without limit, and
     (b) physical damage to or loss of your tangible property up to the amount of (pound)1,000,000 in respect of each incident or series of connected incidents.
18.2 Whether or not advised of their possibility, we and any affiliates will not be liable in contract, tort (including negligence) or otherwise, for any indirect or consequential loss, damage, cost or expense of any kind including (without limitation) toss of or corruption to data (you being responsible for establishing and maintaining adequate backup procedures), loss of profits or of contracts, economic loss, business interruption, loss of goodwill or anticipated savings or wasted management or staff time.
18.3 In all other cases (excluding cases where liability may not law be excluded or limited) not falling within Clause 18.1 the maximum liability of ourselves and any affiliates (whether in contract, tort including negligence or otherwise) under or in connection with this Agreement, the Rental Agreements and any other agreement with you relating to the Equipment or based on any claim for indemnity or contribution will not exceed in aggregate the greater of the sum of (pound)50,000 or 125% of the sums received by us under the Rental Agreement(s) in relation to the Equipment which is the subject of the claim(s).
18.4 You confirm and agree that the allocation of risk contained in this Agreement and each Rental Agreement is a recognition, inter alia, that it is not within our control how and for what purpose the Equipment is used and you are able to rely on your own insurance arrangements and other resources to bear or recover any loss for which we are not liable.

19.  Assignment

19.1 You must not assign, transfer or otherwise dispose of this Agreement and each Rental Agreement without our prior written approval.
19.2 We may assign our rights and obligations under this Agreement and/or each Rental Agreement on notice to you.

20.  General

20.1 If you incur any liability (whether liquidated or unliquidated) to us or our holding company or any subsidiary of that holding company or of us we may set off the liability against any sum that would otherwise be due to you under the Rental Agreement.
20.2 Any notice required under this Agreement or any Rental Agreement will be properly served if in writing and sent by prepaid first class post or delivered by hand to the addressee's. address shown above or the last known address of the addressee. Notice will be effective 48 hours after posting if sent by prepaid first class post and at the time of delivery if delivered by hand.
20.3 We may appoint subcontractors to perform any obligations to be performed by us in connection with the Equipment but we will remain responsible for the performance of those obligations.
20.4 If you are more than one person, your obligations are binding on each of you separately and all of you jointly.
20.5 Your obligations to indemnify us under Clause 16, to pay us interest under Clause 6.3 and to pay us additional Rental under Clause 12.4 will not be affected if for any reason this Agreement or any Rental Agreement terminates.
20.6 For the purpose of UK taxation, and irrespective of your accounting practices, you may not claim capital allowances on the Equipment. If any capital and other allowance or expense having been claimed by us in relation to the calculation of any Rentals is withdrawn or the benefit of it is reduced or limited in any way as a result of a decision of the taxation authorities, we may make, and you will accept, such adjustments to the Rentals as are necessary to place us in the same financial position as if the allowances originally made had continued unchanged. If the adjustment is disputed the dispute may be adjudicated by a reputable firm of chartered accountants appointed by us and its decision shall be binding on both of us.
20.7 You will keep us immediately informed of any event which might affect our rights or involve us in any proceedings, loss or liability, including those events specified in Clause 11 (Default) above.
20.8 You will give us information which we may reasonably request with regard to the Equipment and the performance of your obligations, including information needed by us for submission to HM Inland Revenue and reasonable financial and other information which we may request for financial evaluation purposes.

21.  Severability

     If any part of this Agreement or any Rental Agreement is found by a court of competent jurisdiction or other competent part shall be severed from the remainder of this Agreement or the Rental Agreement, as the case may be, which will continue to be valid and enforceable to the fullest extent permitted by law.

22.  Waiver

     No delay or failure by either party to exercise any of its powers, rights or remedies under this Agreement or any Rental Agreement will operate as a waiver of them, nor will any single or partial exercise of any of those powers, rights or remedies preclude any other or further exercise of them. Any waiver to be effective must be in writing. The remedies provided in this Agreement and each Rental Agreement are cumulative and not exclusive of any remedies provided by law.

23. Entire Agreement

23.1 This Agreement and the Rental Agreements are the complete and exclusive statement of the agreements between you and us relating to their subject matter and supersede all previous communications, representations and arrangements, written or oral. You confirm that no reliance is placed on any representation made but not embodied in these Agreements. The printed terms and conditions of any purchase order or other correspondence and documents issued by you in connection with this Agreement or any Rental Agreement will not apply unless expressly accepted in writing by us.
23.2 Except as otherwise permitted by this Agreement no change to its terms or the terms of any Rental Agreement will be effective unless it is in writing and signed by persons authorised on behalf of both you and us.

24.  Governing Law

     This Agreement and each Rental Agreement shall be governed by the laws of England and each party agrees to submit to the exclusive jurisdiction of the English courts. Headings have been included for convenience only and shall not be used in construing any provision.

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F.A.O.: Pete Pastorelle                 From:
Arbinet theXchange Limited              Company: Lombard Network Services Ltd.
12/18 Paul Street                       Lombard House, Waterfront Business Park
London, EC2A 4JH.                       Elstree Road, Elstree, Herts, WD6 3BS
                                        Tel: 0870 789 8553
Fax:                                    Fax: 0870 789 8554
                                        Date: 11th May 2001,
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                         RENTAL QUOTATION - DIRECT SHIP
                           QUOTATION NUMBER: ARB23171
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This Quotation is an invitation by us for you to make an offer to rent from us the Equipment specified in the Schedule attached to this Quotation on the terms stated below. Please check the details carefully. If you wish to offer to rent from us that Equipment on those terms please complete and sign the "Offer to Rent" section and return this document to us by post and fax. If you have any queries or if your requirements have changed in any way, please contact us and we shall be pleased to discuss them with you.

                                 OFFER TO RENT

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To: Lombard Network Services Ltd. ("Lessor")
--------------------------------------------------------------------------------
From: Arbinet theXchange Limited ("Lessee")

1. Please accept this as our offer to rent the Equipment specified in the Schedule attached to the above numbered Quotation, as Lessee, subject to the terms and conditions of the Master Rental Agreement number 2198. Upon acceptance by you, this offer, together with the Schedule will constitute the Rental Agreement (as defined in the Master Rental Agreement) for that Equipment,

2. The Lessee may make a written request to the Lessor, that the Lessor sells all or part of the Equipment listed in Part 1 of the Schedule to a specified third party. The Lessor shall not unreasonably withhold consent to such a sale.

     Prior to such a sale taking place, the Lessee must pay to the Lessor:

     a) all sums due in respect of that Equipment up to the effective date of termination, which for the avoidance of doubt shall be the same date as the proposed date of sale of the Equipment.
     b) the balance of the Rentals for that Equipment for the remainder of the Rental Term less a discount on the balance, calculated at 2% below National Westminster Bank base rate applying at the commencement date of the Rental Term for that Equipment to reflect the early payment of that balance.

     The Lessor will rebate Rentals to the Lessee equivalent to the amount by which the total cumulative sales proceeds from such sales exceeds (pound)40,000 as soon as practicable following the sale.

     For the purpose of calculating the above sums (as shown in a and b), the Rentals attributable to the Equipment being sold shall be the relevant proportion applied to the total rentals due for the Capital Value as a whole, where the relevant proportion is the sales proceeds of that Equipment expressed as a percentage of the total Capital Value, except that the cumulative relevant proportion shall not exceed 14.05%. The Capital Value being an amount of (pound)3,558,718.86 exclusive of VAT as defined in the Schedule of Equipment below.

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     The Lessor shall release amounts from the deposit covered by the charge over deposit account dated 4th April 2001 in accordance with the terms of that charge.

3. In the event that the Lessee continues to rent the Equipment after the initial term for a new term of at least one year then the quarterly rentals for that term shall not exceed 40% of the initial term's quarterly rental for that Equipment.

We understand and accept that this offer to rent is not binding on or accepted by Lombard Network Services Limited, as Lessor, until counter-signed by an authorised officer of the company. Please issue confirmation of your acceptance by post and fax.


Authorised Signatory: /s/ Peter F. Pastorelle      Name: Peter F. Pastorelle
                     -------------------------
Title: VP Finance                                  Date: May 11, 2001

                         ACCEPTANCE COUNTER - SIGNATURE
                    (Signed by Lombard Network Services Ltd.)

To: Arbinet thexchange Limited
From: Lombard Network Services Ltd.

I am pleased to confirm acceptance of your Offer to Rent in respect of the Equipment referred to in the above numbered Quotation on behalf of Lombard Network Services Ltd. as Lessor. Unless you have issued a direct debit mandate for the Rentals to be effective from the commencement date of the Rental Term, please return your cheque for (pound)576,814.41 in respect of the Initial Payment due, plus Value Added Tax - The first three months rental.


Authorised Signatory: /s/ L. Capocci                     Name: L. Capocci
                      --------------------               -----------------------

Title: Credit & Contracts Manager                  Date: 18.5.01

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
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
RENTAL QUOTATION NO:   ARB23171   TO MASTER RENTAL AGREEMENT NO: 2198

LEESSEE CODE: TBA
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                              SCHEDULE OF EQUIPMENT
EQUIPMENT LOCATION (if applicable):

----------------------------------------------------------------------------------------------------------
    QTY                CODE                DESCRIPTION             PRICE                  TOTAL
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

-- As per Schedule attached below ------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

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                                                                                   (pound)3,558,718.86
                                           Capital Value to be financed

                                           (Exclusive of VAT) =

----------------------------------------------------------------------------------------------------------
Supplier of Equipment: the supplier

----------------------------------------------------------------------------------------------------------
                                 RENTALS (Exclusive of VAT)

----------------------------------------------------------------------------------------------------------
Rental Term: 12 Quarters            Commencement Date:

----------------------------------------------------------------------------------------------------------
                                                                                     Amount of each Rental
               No. of                                                                  (pound)      P
              Rentals   Frequency                               When Payable
----------------------------------------------------------------------------------------------------------
                 1      1   monthly   Starting on         Commencement Date:
                                                                                       576,814      41
----------------------------------------------------------------------------------------------------------

followed by     11      3   monthly   Starting 3 months after the Commencement         288,375      96
                                      Date and continuing on the same date
                                      every 3 month(s) after that
----------------------------------------------------------------------------------------------------------

                                              RENTAL RATE
                                              INCLUDES

----------------------------------------------------------------------------------------------------------
     Code     Service
     ----     -------
No services are provided for this equipment at present.

Services Schedule:
The services Schedule and applicable Appendices attached thereto will apply in relation to those services marked above which the Lessee has elected to obtain from the Lessor in relation to the Equipment

                  Limited Defects Warranty: NO
(refer to Clause 17.2 Master Rental Agreement)

----------------------------------------------------------------------------------------------------------
                                       Please Note:
..    Lombard Network Services Ltd. will absorb minor changes in interest rates, but reserves the right to amend this Quotation should interest rates
     Increase by more than .25 of a Percent before its acceptance of the offer to rent.
..    This Quotation is valid for 14 days from the date shown above or until a change in National Westminster Bank base interest rates, if sooner.
..    Note: Where this Quotation is issued in relation to a Master Hiring
     Agreement between you and us the term "Master Rental Agreement" means That
     Hiring Agreement and references to Lessee, Lessor, Rental Charges and
     Rental Term mean respectively the Hirer, Owner, Hire Charge and Term as defined in that Master Hiring Agreement.
----------------------------------------------------------------------------------------------------------

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Authorised Signatory: /s/ Peter F Pastorelle    Name: Peter F. Pastorelle
                      ----------------------
Title: VP-Finance                               Date: May 11, 2001

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                                    SCHEDULE

                                     PART 1

Communications cabinet with Nokia MUX unit and ECI TDAX 34 mb MUX unit

Fifteen ECI Telecom DTX 360 telephone compression units with power supply units
Seven DTX 240 telephone compression units, comprising
IF, RT and FX units
WTI CAS-161A code activated switch

                                     PART 2

4th Floor
Eighteen metal frame elbow chairs

Eleven swivel elbow chairs

Five Sony PCG-F190 PII laptop computers with port replicator complete with colour monitor, keyboard and mouse

Toshiba 7020CT laptop. Serial, no: Y9240763U

Toshiba 3010 CT/4.3 laptop. Serial no: Z8O157O7

Seven Hewlett Packard LaserJet 6L laser printers

Wood veneer 'L' shaped desk fitted with three drawers

Steel frame tambour front cabinet

Bisley tambour front cabinet

Xerox 745 document centre

Intimus paper shredder

Wood veneer meeting table

Wood veneer four door cabinet

Four clone tower personal computers with 3 1/2" drive and CD ROM, complete with colour monitor, keyboard and mouse

Wall mounted projection screen

Vacuum cleaner

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Communications cabinet containing:

BICC Brand-Rex fibre link patch panel
Two, 3 Com SuperStack II switch 3300 switches
Seven patch panels

Hewlett Packard LaserJet 4000 N laser printer

Sharp microwave oven

Hotpoint fridge/freezer

Hotpoint DF53 dishwasher

Kitchen sundries

Two metal frame elbow chairs

3' diameter wood veneer table

Melamine and metal frame "Castelli" desking system comprising:

Fourteen workstations
Eight tambour cabinets
Fourteen mobile pedestals
Twelve dividers
Seven linking units

Five colour monitors, various

Hewlett Packard Vectra VL2 4/50 personal computer fitted 3 12" drive and CD ROM, complete with colour monitor, keyboard and mouse

Mint PII tower CPU fitted 3 1/2" drive and CD ROM

Hewlett Packard LaserJet 5L laser printer

Two Compaq DeskPro PII personal computers fitted 3 1/2" drive and
CD ROM, complete with colour monitor, keyboard and mouse

Toshiba Satellite Pro 420 CDT laptop computer
Serial No. 08612918E with external 3 1/2" drive

Canon Multi Pass C50 facsimile machine

Notebook Computers Pentium laptop personal computer

Flip chart and stand

Seven wood veneer and metal frame cabinets fitted double doors, two drawers

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Ten swivel elbow chairs

Seven wood veneer and metal frame curved edge desks with three drawer pedestal

Two Toshiba Portege Pentium 3010 CT model PAP301E laptop computers

Toshiba PA2722U laptop docking station complete with colour monitor, keyboard and mouse

Nine steel frame elbow chairs

Two melamine veneer and steel frame, two position desking systems

AST Ascentia M Series Pentium laptop computer complete with colour monitor, keyboard and mouse

Twenty two Northern Telecom Meridian M7310 handsets

4' diameter meeting table

Ground Floor

Telecommunications switching and ancillary equipment
consisting of:
               ------------------------------------------------------

Nortel Global Software Platform comprising:

Constant Power Services Ltd. CPS60-A33XP UPS
Serial No. 07991387 80 KVA with batteries, cable, switchgear, etc.

Seven Qualitair Series 600 air conditioning plants, with insulated ducting, cable, controls, etc.

Nortel Supernode main control unit with type SN70 processor, NT9X10CA cards, message switch, computing module and system load modules
Nortel 128K enhanced Network cabinet
Three Nortel link interface modules, fitted
Seventy six link interface units and
Two Ethernet interface units
Seventeen Nortel digital trunk switch cabinets, containing:
Thirty four PCM30 digital controllers (27 x C7 and 7xISDN)

Two Nortel power distribution cabinets

Nortel cabinet containing various switch modems, etc.

Two Nortel integrated service module cabinets consisting of:

Seven maintenance trunk modules
Three Dram trunk modules

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Conference trunk module

Nortel 1500-4000A power plant consisting of:
Conventional controller type NT6C25BB
Helios 3000/48 monitor
Six circuit breaker panels type NT6C12EG
Five Helios 2001/48 rectifiers
Twenty four x 100A-33 GNB battery rack

Ten Coherent EC-600 digital echo cancellers with six Coherent
EC-8000 digital echo cancellers

Telecom Solutions DCD-LPR/C digital clock and distributor and satellite dish

Special purpose digital distribution frame consisting often frames, patch panels, cabling, etc.

Norstar phone system consisting of central control unit
1/C 379593, three section line module, extension module and 3 section global live unit

Newbridge 3630 power control unit
Serial No. 319311872

Communications-cabinet containing:

Hewlett Packard 24R advance stack switching hub and five patch panels

TTC Dynatech Fireberd 6000 A communications analyser

Two communications cabinets containing:

Seven BICC patch panels
BICC fibre link
Dell Poweredge 2200 server fitted 3 1/2" drive CD ROM and tape drive complete with colour monitor, keyboard and mouse

Four swivel elbow chairs

Seven melamine veneer desk units

Four wood veneer double door cabinet with two drawers

Five floating pedestals

Five clone PII 350 mhz tower personal computers fitted 3 1/2" drive and CD ROM complete with colour monitor, keyboard and mouse

Two digital LA400 multi printers

Xerox 7092 fax machine

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Oki 20 printer

Oki 121 printer

IBM 350 P100 personal computer complete with colour monitor, keyboard and mouse

Lexmark 2390 plus printer

Sun Spark station, 5 computer

Compaq DeskPro PII personal computer fitted 3 1/2" drive and CD ROM complete with colour monitor, keyboard and mouse

FEUPS

Hewlett Packard LaserJet 5L laser printer

Hotpoint dishwasher

Sharp microwave owen

Ignis fridge

Kitchen sundries

Co Location Room

Twenty 1800 mm high communications cabinets

Three communication cabinets containing Eighteen class 5 patch panels and connecting panels to DDF frame

Side Room

Xerox 5621 photocopier

Xerox 610 fax machine

Spare colour monitors, cable, etc.

Outside

Interpower 447 km 60 hp standby generator

THIRD PARTY ITEMS

4th Floor

Culligan water dispenser

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Xerox 5321 photocopier Serial No. 2128943830

Pitney Bowes "Postage by Phone" meter and scale

Ground Floor

Third Party communications cabinets and systems

Co-Location Room

Third Party cabinets and contents

Third Party contents of cabinets


Authorised Signatory:/s/ Peter F. Pastorelle  Name: Peter F. Pastorelle
                     -----------------------

Title: VP Finance                             Date: May 11, 2001

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Addendum to Master Rental Agreement No 2198

The Lessor and Lessee have hereby agreed to the insertion of the following amendment in to the Master Rental Agreement No 2198.

Clause 7 i)

This clause shall now be amended to read "ensure that the Equipment remains personal and moveable property, even if fixed to land or buildings." - the remaining text in 7i) will be treated as having been struck out.

Clause 11.1

The following shall be added to Clause 11.1

l) you fail within 180 days after the end of the accounting period of the relevant company to provide us and to use your reasonable endeavours in the case of your Parent company to provide us, with a copy of the annual audited financial statements of your Company and your Parent Company, in each case prepared in accordance with accounting principles generally accepted from time to time in the United Kingdom and in the case of your Parent Company the United States of America and (subject thereto) on a basis consistent with prior years;

m) you fail to provide us within 45 days from the end of each calendar quarter with quarterly management accounts for the Company in the same format as that produced to us and dated 31st March 2001 and received by us on 26th April 2001 and such other information as we may reasonably require including copies of revised projections or budgets and will use your reasonable endeavours to procure such financial information relating to the Parent as we from time to time may reasonably require;

n) if at any time following the receipt of $33,000,000 of Series E capital the financial position of Arbinet TheXchange Inc. shall be such that the Total Net Worth falls below $37,000,000 (thirty seven million United States Dollars). For the purposes of this clause, "Total Net Worth" means the aggregate of:

          Common Stock

          Additional Paid in Capital

          Preferred Stock (Series A to D and including Series E if and when raised)

          Deferred Compensation

          Accumulated Deficit Less an appropriate deduction from Stockholders Loans Outstanding.

Each of the above items (11.1 l, m and n) are to be interpreted as currently defined in your company's Statutory Accounts dated 31 December 2000 to include in the case of any restatement reinterpretation by us to cater for replacement or restructuring of your Company's capital structure that may occur in the future.

Clause 16 c)

Insert after "any costs and expenses" the word "reasonable" into this clause

Agreed and Accepted (for and on behalf of Lombard Network Services Ltd.)


Signed /s/ L. Capocci
       ---------------------------------
Title Credit & Contract Manager

Date 18.5.01

Agreed and Accepted (for and on behalf of Arbinet theXchange Limited)


Signed /s/ Peter F Partrelle
       ---------------------------------

Title VP-Finance

Date May 11, 2001

                                                                         [Logo]

                                        Lombard
                                        Lombard GATX Technology
                                        Lombard House, The Waterfront
 Attn: Mr Peter Sach                    Elstree Road
 Arbinet-thexchange Limited             Elstree
 C/O 120 Albany Street                  Hertfordshire WD6 38S
 Tower 11, Suite 450,                   Telephone: 08707 898600
 New Brunswick,                         Facsimile: 08707 898601
 NJ 08901                               www.lombardgatx.co.uk



17/th/ June 2004

By Post and by Fax to 001 732 509 9299

Dear Peter,

Thank you for your letter dated 15/th/ June 2004 setting out your proposal to pay invoice number 122947 by instalments. However, you will see that the VAT amount set out in your proposal does not equal the 17.5% payable, which I am sure is an oversight and we have increased the first instalment to reflect this.

I confirm that Lombard GATX Technology Limited is prepared to agree with Arbinet-Thexchange Limited to vary the terms of the Master Rental Agreement No. 2198 and Rental Agreement No. ARB23171, as varied by the Addendum completed on 25 October 2002, (together the "Agreement") as set out in this letter.

Arbinet-Thexchange Limited is to make payments towards the Balloon Payment as due under our invoice number 122947 dated 5 May 2004 as follows:

18/th/ June 2004 payment of (Pounds)190,364.20 (this includes VAT payable on this invoice at 17.5% of the invoice total of (Pounds)587,544.00 which equals (Pounds)102,820.20).
18/th/ July 2004 payment of (Pounds)100,000
18/th/ August 2004 payment of (Pounds)100,000
18/th/ September 2004 payment of (Pounds)100,000
18/th/ October 2004 payment of (Pounds)100,000
18/th/ November 2004 payment of (Pounds)100,000

On completion of these scheduled payments, the initial rental term shall be extended for an annual Rental of (Pounds)10,000 (exc VAT @ 17.5%), with the first payment being due on the 18/th/ May 2005, followed by annual payments on 18/th/ May each year after that until the Agreement is terminated in accordance with the original terms and conditions of the Agreement.

The terms and conditions of the Agreement shall remain in place and shall continue to have full force and effect.

The sums set out above are liabilities due from Arbinet-Thexchange Limited to Lombard GATX Technology Limited for the purposes of the guarantee provided by Arbinet-Thexchange, Inc. to Lombard GATX Technology Limited and this guarantee shall remain in place and shall continue to have full force and effect.

Our bank details for payment are as follows:


Account Name: ***
Bank Name:    ***
Branch:       ***
A/C no:       ***
Sort Code:    ***

It is a condition of these terms that the payment of the sums set out above are made punctually on the agreed dates and that any failure to make payments on or before the agreed dates will be deemed to be a breach of the Agreement and may result in the action specified in the default clauses in our Agreements being imposed.

Please now arrange for the enclosed copy of this letter to be signed as confirmation of the acceptance of the terms set out in this letter by Arbinet-Thexchange Limited and Arbinet-Thexchange, Inc.

I look forward to receiving the first agreed instalment tomorrow by close of business.

Yours sincerely,


/s/  Lynn Capocci
Lynn Capocci
Operations Manager
Authorised Signatory for and on behalf of Lombard GATX Technology Limited

Name /s/  Lynn Capocci
Title Director
Authorised Signatory for and on
behalf of Arbinet-Thexchange
Limited
Date. 17 June 2004

Name /s/ Peter P. Sach
Title CIO & SVP Operations
Authorised Signatory for and on
behalf of Arbinet-Thexchange,
Inc.
Date. 17 June 2004

Cc: Arbinet Thexchange Inc.

Payment Approval:  17 June 2004

Peter P. Sach
/s/  Peter P. Sach
CIO & SVP Operations

John Roberts
/s/  John Roberts
CFO

J. Curt Hockemeier
/s/  J. Curt Hockemeier
President & CEO